Exhibit 14(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Accountants" and "Experts" and to the incorporation by reference of our report dated October 26, 2001 for Universal Capital Growth Fund in the Registration Statement (Form N-14) and related Proxy Statement/Prospectus of Oak Ridge Funds, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (file 333-74236).

/s/ Ernst & Young LLP
Chicago, Illinois
December 27, 2001